UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2009

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-15571	58-2242407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 Industrial Boulevard, Ellijay, Georgia		30540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (706) 276-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 30, 2009, Appalachian Bancshares, Inc. (the “Company”) executed agreements to issue 2,200,000 shares of its common stock, $.01 par value per share (the “Shares”), to seven investors, including Charles A. Edmondson, a current member of our board of directors (collectively, the “Purchasers”) in exchange for $1,100,000 aggregate principal amount of Appalachian Community Bank Fixed Rate Subordinated Notes, due September 30, 2015 (the “Notes”). The Shares will be issued to the Purchasers in a private placement pursuant to exchange agreements by and between the Company and each purchaser. The exchange agreements provide for the issuance of each share of the Company’s common stock in exchange for each $.50 principal amount of the Notes held prior to delivery to the Company for exchange. The issuance of the Shares to the Purchasers is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

Dated: January 5, 2010	By:	/S/ DANNY F DUKES
	Name:	Danny F. Dukes
	Title:	Executive Vice President and
Chief Financial Officer